UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2023

InnovaQor, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33191	84-0436055
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 421-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2023, InnovaQor, Inc. (the “Company”) filed Certificates of Designation with the Secretary of State of the State of Nevada to authorize two new series of preferred stock, the Series E Mandatory Convertible Preferred Stock (the “Series E Preferred Stock”) and the Series F Mandatory Convertible Preferred Stock (the “Series F Preferred Stock”). The following is a summary of certain terms of these two series.

General. The Company’s Board of Directors designated 5,000 shares for each of the Series E Preferred Stock and the Series F Preferred Stock.

Stated Value. The stated value of each share of Series E Preferred Stock and Series F Preferred Stock is initially $100.00. Each share’s stated value increases by $20.00 upon each anniversary of its original issuance. The stated value of the Series E Preferred Stock shall be (i) $100.00 until the day before the first anniversary of the original issue date of such preferred stock, (ii) $120.00 from the first anniversary of the original issue date until the day before the second anniversary of the original issue date, and (iii) $140.00 from and after the second anniversary of the original issue date until the mandatory conversion date for the Series E Preferred Stock. The stated value of the Series F Preferred Stock shall be (i) $100.00 until the day before the first anniversary of the original issue date of such preferred stock, (ii) $120.00 from the first anniversary of the original issue date until the day before the second anniversary of the original issue date, (iii) $140.00 from the second anniversary of the original issue date until the day before the third anniversary of the original issue date, and (iv) $160.00 from and after the third anniversary of the original issue date until the mandatory conversion date of the Series F Preferred Stock.

Voting Rights. Each share of Series E Preferred Stock and Series F Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of common stock. Each share has the whole number of votes equal to (i) the stated value of such share, divided by (ii) the average closing price of the common stock on the 10 trading days immediately prior to the applicable record date for such vote (but in no event less than the par value of the common stock). Without the affirmative vote of the holders of a majority of the then outstanding shares of the Series E Preferred Stock or the Series F Preferred Stock, as the case may be, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the applicable series of preferred stock, or alter or amend the certificate of designation (other than to increase the number of shares of such series of preferred stock), (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of such series of preferred stock, or (c) enter into any agreement with respect to any of the foregoing.

Conversion. Neither the Series E Preferred Stock nor the Series F Preferred Stock is convertible at any time at the option of the holder. The Series E Preferred Stock shall automatically convert (unless previously redeemed by the Company) on its mandatory conversion date which is December 31, 2026. The Series F Preferred Stock shall automatically convert (unless previously redeemed by the Company) on its mandatory conversion date, which is December 31, 2027. Each share is convertible into the number of shares of common stock equal to the Series E Preferred Stock’s and the Series F Preferred Stock’s respective stated value on the applicable mandatory conversion date divided by the average closing price of the common stock on the 10 trading days immediately prior to such mandatory conversion date (but in no event less than the par value of the common stock).

Dividends. The holders of Series E Preferred Stock and Series F Preferred Stock shall not be entitled to receive dividends on their shares of preferred stock.

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Redemption. At any time, the Company may redeem all, or any part of, the Series E Preferred Stock or the Series F Preferred Stock. Any shares to be redeemed shall be redeemed by the Company in cash in an amount equal to the stated value of the shares being redeemed.

Ranking. The Series E Preferred Stock ranks, with respect to a liquidator (i) senior to the common stock, (ii) senior to any class or series of capital stock of the Company thereafter created (unless such class or series of capital stock, by its terms, ranks senior to or on a party with it), (iii) on parity with any class or series of capital stock of the Company thereafter created specifically ranking, by its terms, on parity with it, (iv) junior to the Company’s Series A-1 Supermajority Voting Preferred Stock, Series B-1 Convertible Redeemable Preferred Stock, Series C-1 Convertible Redeemable Preferred Stock and Series D Non-Convertible Preferred Stock, and (v) junior to any class or series of capital stock of the Company thereafter created specifically ranking, by its terms, senior to it. The Series F Preferred Stock ranks on a parity with the Series E Preferred Stock.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, a holder of Series E Preferred Stock or Series F Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount, for each share, equal to its stated value, plus any fees or other amounts then due and owing thereon under the respective certificate of designation before any distribution or payment shall be made to the holders of any securities junior to the Series E Preferred Stock or Series F Preferred Stock.

The foregoing description of the Series E Preferred Stock and Series F Preferred Stock does not purport to be complete and is qualified by reference to the Certificates of Designations of the Series E Preferred Stock and the Series F Preferred Stock, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Designation for Series E Mandatory Convertible Preferred Stock

3.2	Certificate of Designation for Series F Mandatory Convertible Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2023	INNOVAQOR, INC.

	By:	/s/ Darrell Peterson
Darrell Peterson
Chief Executive Officer
(principal executive officer)

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